                                                                EXHIBIT (e)(iii)



                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
               SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.


Fund                                                                        Effective Date
----                                                                        --------------
Schwab International Index Fund - Investor Shares                           July 21, 1993

Schwab International Index Fund - Select Shares                             April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares                               October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                                 April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset         September 25, 1995
Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset       September 25, 1995
Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset   September 25, 1995
Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                                              February 28, 1996

Schwab S&P 500 Fund - Investor Shares                                       February 28, 1996

Schwab S&P 500 Fund - Select Shares                                         April 30, 1997

Schwab Analytics Fund                                                       May 21, 1996

Schwab MarketManager International Portfolio (formerly known as Schwab      September 2, 1996
OneSource Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly known as Schwab OneSource   October 13, 1996
Portfolios-Growth Allocation)

Schwab MarketManager Balanced Portfolio (formerly known as Schwab           October 13, 1996
OneSource Portfolios-Balanced Allocation)

Schwab MarketManager Small Cap Portfolio (formerly known as Schwab          August 3, 1997
OneSource Portfolios-Small Company)

Institutional Select S&P 500 Fund                                           October 28, 1998

Institutional Select Large Cap-Value Index Fund                             October 28, 1998

Institutional Select Small-Cap Value Index Fund                             October 28, 1998

Schwab Total Stock Market Index Fund - Investor Shares                      April 15, 1999

Schwab Total Stock Market Index Fund - Select Shares                        April 15, 1999

Fund                                                                        Effective Date
----                                                                        --------------
Communications Focus Fund                                                   May 15, 2000

Financial Services Focus Fund                                               May 15, 2000

Health Care Focus Fund                                                      May 15, 2000

Technology Focus Fund                                                       May 15, 2000



                                           SCHWAB CAPITAL TRUST

                                           By:     /s/ JEREMIAH H. CHAFKIN
                                                   -----------------------------
                                           Name:   Jeremiah H. Chafkin
                                           Title:  Executive Vice President
                                                   and Chief Operating Officer


                                           CHARLES SCHWAB & CO., INC.

                                           By:     /s/ RON CARTER
                                                   ----------------------------
                                           Name:   Ron Carter
                                           Title:  Senior Vice President